EXHIBIT 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-100475 (Investment Company Act of 1940 file No. 811-04440) of Sun Life (N.Y.) Variable Account C on Form N-4 of our report dated April 7, 2006 relating to the financial statements of Regatta (N.Y), Regatta Gold (N.Y.), Regatta Extra (N.Y.), Regatta Masters Flex (N.Y.), Regatta Masters Extra (N.Y.), Regatta Masters Access (N.Y.), Regatta Masters Choice (N.Y.), Regatta Masters Reward (N.Y.) and Regatta Masters Select (N.Y.) Sub-Accounts; and our report dated April 7, 2006 relating to the financial statements of All-Star, All-Star Freedom, All-Star Traditions, and All-Star Extra Sub-Accounts, all of which are included in the Sun Life (N.Y.) Variable Account C and to the incorporation by reference of our report dated March 23, 2006 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, described in Note 1) relating to the financial statements of Sun Life Insurance and Annuity Company of New York.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
December 26, 2006